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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 16, 2004 relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of the Loomis Sayles Aggressive Growth Fund, Loomis Sayles High Income Fund, Hansberger Foreign Growth Fund (formerly CDC IXIS International Equity Fund), Loomis Sayles Investment Grade Bond Fund, Loomis Sayles Limited Term Government and Agency Fund, Loomis Sayles Municipal Income Fund, Loomis Sayles Research Fund, Loomis Sayles Growth Fund, Loomis Sayles Strategic Income Fund, Loomis Sayles Small Cap Growth Fund, Loomis Sayles Tax-Managed Equity Fund, Loomis Sayles Value Fund and Loomis Sayles Worldwide Fund, each a series of Loomis Sayles Funds II. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Performance" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
--------------------------------

Boston, Massachusetts
January 28, 2005